UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2019

COSMOS GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55793	22-3617931
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Rooms 1705-6, 17th Floor, Tai Yau Building,

No. 181 Johnston Road

Wanchai, Hong Kong

(Address of principal executive offices (zip code))

+852 3643 1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events.

On June 11, 2019, COSG, Koon Wing Cheung, our Chief Executive Officer and Director (“KWC”), YIP Tze Wai Albert (“AY”) and WONG Kai Chi (“HW”) entered into a nonbinding Memorandum of Understanding (“MOU”) relating to a potential employment relationship between COSG and each of AY and HW (the “Employment”). Pursuant to the terms of the MOU, COSG will employ each of AY and HW to provide services related to the business of developing and delivering educational content. The compensation of AY and HW will consist of a combination of a base salary and up to an aggregate of 2,149,293 shares of common stock of the Company, which securities will be transferred from COSG common stock currently held by KWC (the “Consideration Shares”). If the Employment of either of AY or HW is terminated prior to the expiration of its respective terms, AY or HW, as applicable, shall return to KWC such number of the Consideration Shares as is proportional to the length of the unserved service period.

The definitive employment agreements are expected to include normal and customary provisions including those relating to non-competition and non-solicitation restrictions.

The foregoing description of the MOU is qualified in its entirety by reference to the MOU which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Memorandum of Understanding Between Cosmos Group Holdings, Inc., Koon Wing Cheung, YIP Tze Wai Albert and WONG Kai Chi, dated June 11, 2019

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COSMOS GROUP HOLDINGS, INC..

Date: June 11, 2019		/s/ Miky Y.C. Wan
	By:	Miky Y.C. Wan, Interim Interim Chief Executive Officer, Interim Chief Financial Officer and President

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